Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
LODGIAN, INC.
ARTICLE I — OFFICES
     The principal office of the Corporation shall be at 2711 North Haskell Avenue, Suite 1700, Dallas, Texas 75204. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II — STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of Stockholders shall be held at the principal office of the Corporation or at such places within or without the State of Delaware as determined by the Board of Directors and set forth in the notice of meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meeting. The annual meeting of the Stockholders shall be held on the date at the time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the annual meeting sent to Stockholders in accordance with these Second Amended and Restated Bylaws of the Corporation (“Bylaws”) and the General Corporation Law of the State of Delaware. At such meeting the Stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. If the annual meeting of Stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called.
     Section 3. Special Meetings. Special meetings of the Stockholders may be called, at any time, by the Board of Directors, and must be called by the Secretary (or other appointed officer) at the request, in writing, by ten percent (10%) of the outstanding shares entitled to vote at such special meeting.
     Section 4. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of Stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5. Notice of Meetings of Stockholders. Written notice of meetings of Stockholders shall be given either personally or by mail, facsimile or electronic transmission or any other means permitted under applicable law to each Stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice shall state the place, date and time of the meeting and, unless it is the annual meeting, shall state the purpose or purposes for which it is called and that it is being issued by, or at the direction of the person or persons calling the meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. If action is proposed to be taken that might entitle Stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid and directed to the Stockholder at the address which appears on the record of Stockholders. If transmitted electronically or by facsimile, such notice shall be deemed given when transmitted to the Stockholder by an electronic or facsimile transmission to any address or number of the Stockholder at which the Stockholder receives electronic or facsimile transmissions.
     Sections 6. Organization of Meetings. Meetings of Stockholders shall be presided over by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Any previously scheduled meeting of Stockholders may be postponed or canceled by action of the Board of Directors taken prior to the time previously scheduled for such meeting of Stockholders.
     Section 7. Waivers. Notice of meetings need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.
     Section 8. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of Stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Stockholders, and the Stockholders present may adjourn the meeting despite the absence of a quorum. In case a quorum shall not be present at any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time until the requisite number of shares entitled to vote shall be present. The chairman of the meeting may determine the date, time and place that a meeting so adjourned is to reconvene. Notice of adjournment of a meeting of Stockholders need not be given if the date, time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 120 days after the original record date or a new record date is fixed by the Board of Directors for the adjourned meeting. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     Section 9. Proxies. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the Stockholder or his attorney-in-fact. The Stockholder may authorize a person to act as such Stockholder’s proxy by transmitting, or authorizing the transmission of, an authorization for such person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Any such authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other means permitted by applicable law. No proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Stockholder executing it except where an irrevocable proxy is permitted by law; provided, that a duly executed proxy shall be irrevocable only if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 10. Qualifications of Voters. Every Stockholder of record shall be entitled at every meeting of Stockholders to one (1) vote for every share standing in his name on the record of Stockholders, unless otherwise provided in the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”).
     Section 11. Vote of Stockholders. Except as otherwise provided under the General Corporation Law of the State of Delaware or in the Certificate of Incorporation of the Corporation:
     (a) All corporate action other than election of Directors shall require the affirmative vote of a majority of shares entitled to vote thereon.
     (b) Voting at all meetings of Stockholders shall be viva voce, but the chairman of the meeting may determine that any vote shall be by written ballot, each of which shall state the name of the Stockholder voting and the number of shares voted by him. If such ballot be cast by a proxy, it shall also state the name of such proxy.

     (c) With respect to the election of Directors, a plurality of the votes cast at a meeting shall, unless otherwise required under the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the Corporation, be sufficient to elect each Director.
     (d) A complete list of the Stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.
     Section 12. Written Consent of Stockholders. Whenever by a provision of statute or of the Certificate of Incorporation of the Corporation or by these Bylaws, the vote of Stockholders is required or permitted to be taken at a meeting thereof in connection with any corporation action, the meeting and the vote of Stockholders may be dispensed with if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE III — DIRECTORS
     Section 1. Board of Directors. The business of the Corporation shall be managed by or under the direction of its Board of Directors, none of whom need be Stockholders.
     Section 2. Number of Directors. The number of Directors constituting the entire Board of Directors shall be not less than one (1) nor more than nine (9). Within said limits, such number of Directors shall be fixed, from time to time, by the Board of Directors or by the Stockholders.
     Section 3. Election and Term of Directors. At each annual meeting of Stockholders, the Stockholders shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his prior death, resignation or removal.
     Section 4. Newly Created Directorships and Vacancies. Except as otherwise provided in the Certificate of Incorporation of the Corporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors may be filled by a vote of a majority of the Directors then in office, even though less than a quorum exists. Vacancies occurring by reason of the removal of Directors shall be filled by a vote of the Stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.
     Section 5. Removal of Directors. Any or all of the Directors may be removed with or without cause by majority vote of the Stockholders.

     Section 6. Resignation. A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary (or other appointed officer) of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary to make it effective.
     Section 7. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these Bylaws expressly conferred upon or reserved to the Stockholders. If a quorum is present at any meeting of the Board of Directors, all action permitted or required to be taken shall be taken by a vote of a majority of the Directors present, unless a different vote is specified under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these Bylaws.
     Section 8. Quorum of Directors. A majority of the Directors in office shall constitute a quorum for the transaction of business or of any specified item of business by the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     Section 9. Action of the Board of Directors; Validity of Contracts. The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each Director present shall have one (1) vote, regardless of the number of shares, if any, which he may hold. No contract or other transaction between this Corporation and any other corporation or person shall be impaired, affected or invalidated, nor shall any Directors be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation or entity; provided, that such facts are disclosed or made known to the Board of Directors. Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest; provided, that the fact of such interest be disclosed or made known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of the disinterested Directors, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.
     Section 10. Place and Time of Meetings. The Board of Directors may hold its meetings at the principal office of the Corporation or at such other places, either within or without the State of Delaware, and at such times, as it may from time to time determine.
     Section 11. Annual Meeting. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of

Stockholders, and no notice of such meeting shall be necessary, or such other date, time and place as the Board of Directors may determine.
     Section 12. Notice of Meetings of the Board of Directors; Adjournment.
     (a) Regular meetings of the Board of Directors may be held without notice at such time and place as it shall, from time to time, determine. Special meetings of the Board of Directors shall be held upon notice to the Directors and may be called by the Chairman of the Board of Directors, either personally or by mail or by wire; special meetings shall be called by the President or the Secretary (or other appointed officer) on written request of one (1) Director. Notice by mail shall be given at least three (3) days prior to the meeting and will be deemed given when deposited in the United States mail, postage prepaid and directed to the Director at the address which appears on the records of the Corporation. Telephone notice shall be given at least 24 hours prior to the meeting and shall be deemed given when the Director is personally given such notice in a telephone call to which he or she is a party. Electronic or facsimile-transmission notice shall be given at least 24 hours prior to the meeting and shall be deemed given when transmitted to the Director by an electronic or facsimile transmission to any address or number of the Director at which the Director receives electronic or facsimile transmissions. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.
     (b) A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment, and, unless such time and place are announced at the meeting, to the other Directors.
     Section 13. Chairman. At all meetings of the Board of Directors, a chairman chosen by the Board of Directors shall preside.
     Section 14. Compensation. Except as otherwise determined by the Board of Directors, no compensation shall be paid to Directors or members of any committee, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or of any such committee may be authorized. Nothing herein contained shall be construed to preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 15. Written Consent of Directors. Whenever, by provision of statute or of the Certificate of Incorporation of the Corporation or by these Bylaws, the vote of the Board of Directors or any committee thereof is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the Board of Directors or any committee thereof may be dispensed with if all of the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 16. Participation of Directors by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV — COMMITTEES OF THE BOARD OF DIRECTORS
     Section 1. Committees. The Board of Directors from time to time may designate by resolution of the Board of Directors one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     Section 2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.
     Section 3. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required or otherwise upon the request of the Board of Directors.
ARTICLE V — OFFICERS
     Section 1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
     Section 2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
     Section 3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 3 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the President or the Vice President.
ARTICLE VI — INDEMNIFICATION
     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify any and all Directors and officers of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status of such or their acts, omissions or services rendered in such capacities, in all cases subject to the terms and conditions set forth in the Certificate of Incorporation of the Corporation, as amended from time to time.
ARTICLE VII — CERTIFICATES FOR SHARES
     Section 1. Certificates. The shares of the Corporation shall be represented by certificates or uncertificated. Certificates shall be prepared in such form as the Board of Directors may, from time to time, prescribe and shall be signed by the President or any Vice President, and by the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile. If the certificates are signed by a transfer agent acting on behalf of the Corporation, and a registrar, the signatures of the officers of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the Corporation.
     Section 2. Transfer of Shares.
     (a) Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten (10) days next preceding the annual meeting of Stockholders.
     (b) The Corporation shall be entitled to treat the holders of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the General Corporation Law of the State of Delaware.
     Section 3. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VIII — CORPORATE SEAL
     The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.
ARTICLE IX — EXECUTION OF INSTRUMENTS
     All corporate checks, demands for money, notes of the Corporation, instruments and documents, shall be signed or countersigned, executed, verified or acknowledged by the President, the Treasurer, any Vice President or such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.
ARTICLE X — DIVIDENDS

     Subject to the provisions of the Certificate of Incorporation of the Corporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, in accordance with the General Corporation Law of the State of Delaware. Dividends may be paid in cash, bonds, property or in the shares of the capital stock of the Corporation subject to any provisions of the Certificate of Incorporation of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors, from time to time, in its discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE XI — FISCAL YEAR
     The fiscal year of the Corporation shall be as fixed by resolution of the Board of Directors from time to time.
ARTICLE XII — AMENDMENTS TO BYLAWS
     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Stockholders or by the Board of Directors by written consent of the Stockholders or the Board of Directors or at any regular meeting of the Stockholders or of the Board of Directors or at any special meeting of the Stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, it shall not divest or limit the power of the Stockholders to adopt, amend or repeal Bylaws.
ARTICLE XIII — MISCELLANEOUS
     Section 1. Article and Section Headings. Article and Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 2. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation of the Corporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
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